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                                                                   EXHIBIT 10.13

                                SUPPLY AGREEMENT

This Supply Agreement ("Agreement") is entered by and between TELLUS TECHNOLOGY INCORPORATED ("Tellus"), having its principal place of business at 40990 Encyclopedia Circle, Fremont, California 94538-2470, United States of America, and OMNISKY, INC. ("OmniSky"), having its principal offices at 1001 Elwell Court, Palo Alto, CA 94303, United States of America. Tellus and OmniSky collectively may be referred to herein as the "Parties".

This Agreement consists of the Terms & Conditions below and any Appendices as may be attached.

RECITALS

WHEREAS Tellus is developing a CDPD [***] for use with the [***] designated the Tellus V230C and hereinafter referred to as the "Product";

WHEREAS OmniSky wishes to have manufactured and supplied the Product developed by Tellus with the assistance of OmniSky; and

WHEREAS OmniSky wishes to have manufactured and supply such Product to OmniSky.

AGREEMENT

In consideration of the above recitals, Tellus and OmniSky hereby agree that upon signing of this Agreement, Tellus will supply the Product to OmniSky according to the following terms and conditions:

ARTICLE 1. PRICING
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(a)    The Product shall be priced at $[***] per unit and shall be delivered prior to [***].

(b) Prices are quoted FCA/FOB Tellus Dock, Fremont, CA. Price includes the Module, [***] of [***], rechargeable battery and a power cord. Additional memory is available and shall be priced at the time an order is placed.

ARTICLE 2. PRODUCT SUPPLY, PRODUCT ACCEPTANCE AND TERMINATION
--------------------------------------------------------------------------------

(a) Tellus shall manufacture, or cause to have manufactured, the Product to the preliminary specifications included in Appendix 1 hereto which may be amended from time to time. The specifications will be finalized after delivery to Tellus of a Product acceptance letter by OmniSky.

(b) In the event that OmniSky does not issue a Product acceptance letter after testing or arranging to have tested an engineering prototype of the Product against the Engineering Prototype Product Acceptance Test provided for in Appendix 2 hereto on or prior to July


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.


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
31, 2000 or such other date as the parties shall mutually agree, then this Agreement shall immediately terminate.


ARTICLE 3  PURCHASE ORDERS, SHIPMENT, DELIVERY AND ACCEPTANCE
-------------------------------------------------------------------------------

     (a) OmniSky shall place a purchase order for 25,000 units of Product within 3 days of signing this Agreement. Orders for the first 10,000 units of Product are non-cancelable except as provided for in Article 2(b). The remaining 15,000 units of Product may not be canceled within sixty (60) days prior to Tellus' committed delivery date. The anticipated delivery dates for the first 10,000 units of Product are prior to [***] and for the remaining 15,000 units of product are prior to [***]. Definitive delivery schedules will be determined after delivery of the Product acceptance letter by OmniSky.

     (b)  The purchase order shall contain the following information.

          i.   OmniSky's purchase order number;
          ii.  The quantity of Product ordered;
          iii. The unit and price applicable thereto;
          iv.  The destination address(es) for shipping the Product;
          v.   Delivery schedule and shipping instructions.

     (c) Deliveries are not permitted to be rescheduled less than sixty (60) days prior to a Tellus' committed shipment date and are not permitted to be rescheduled in quantities greater than 20% of any scheduled delivery. Orders may not be rescheduled for delivery more than sixty
          (60) days beyond the original delivery date, and may not be rescheduled more than once.

     (d) In the event OmniSky cancels the purchase of any units of product more than 60 days prior to the committed delivery date, OmniSky shall be liable for penalties as follows: between 60 and 120 days, 50% of the purchase order dollar value of the units of product cancelled; and 120 days or greater, 30% of the purchase order dollar value for the units of product cancelled.

     (e) All Product purchased under this Agreement shall be shipped from Tellus' Dock in Fremont, CA and shall be shipped to the destination(s) specified by OmniSky on OmniSky's account, so as to be received, allowing for normal transit times, in accordance with the delivery schedule specified on the corresponding Purchase Order.

     (f) OmniSky shall have five (5) business days after delivery to accept or reject any delivery. A shipment will be deemed "Accepted" when less than 2% of the units of Product fail the Delivery Acceptance Test that shall be mutually agreed to by the Parties in conjunction with the finalization of the Product Specifications. A shipment shall be deemed "Rejected" when 2% or more of the units of Product fail the Delivery Acceptance Test. In that event, Tellus shall take the necessary actions, at Tellus's sole expense and discretion, to remedy the identified problems and re-submit the shipment for acceptance testing.

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE 4.     PAYMENTS
--------------------------------------------------------------------------------

     (a)  Payment for all Product purchased shall be as follows:

          i. Payment for the first 10,000 units must be made by OmniSky immediately upon OmniSky's delivery of a Product acceptance letter to Tellus.

          ii. Payment for the remaining 15,000 units shall be Net 30 days except otherwise described in this Agreement.

     (b) Invoices issued to OmniSky by Tellus shall be in writing and shall contain the following information: OmniSky's purchase order number; a description of the Product shipped, including serial numbers; the quantity of Product shipped; and the unit and extended price applicable thereto.

     (c) Any payments due hereunder are to be made in U.S. dollars. For any payment made more than ten (10) days after the due date, a late charge shall be imposed at an interest rate equal to the lesser of one and one half percent (1.5%) per month. The late charge will accrue from the due date of such payment until the date of actual payment.



     (d) All payments shall be net of all taxes, governmental withholding or other offsets.

     (e) Payments shall be made by write transfer to such bank in the United States as Tellus may designate in writing.


ARTICLE 5   WARRANTY AND PRODUCT LIABILITY
--------------------------------------------------------------------------------

     (a) Tellus warrants that all Product will conform to the Specifications and be free from defects in material or workmanship for fourteen (14) months from the date of shipment to OmniSky. Claims for Product not complying with this warranty shall be submitted by OmniSky no later than fifteen (15) months from the date of delivery of the non-complying Product. Tellus' obligations, and OmniSky's sole remedy, under this warranty shall be for Tellus, at its option and expense, to promptly repair or replace non-complying Product, or pay OmniSky its costs of remedying such non-compliance. The shipment of non-complying Product by OmniSky to Tellus shall be at the expense of OmniSky, and the return shipment of repaired or replacement Product by Tellus to OmniSky under this Article 5(a) shall be at the expense of Tellus. Nevertheless, if the damage or malfunction is caused by the improper handling or operation of the end users or OmniSky, or is caused by any rework or material changes that have been performed by any other parties rather than Tellus or Tellus designees, then Tellus shall not be liable.

     (b) No Defect Found (NDF) is herein defined as for those Product in any event that have been provided by Tellus to OmniSky and then been claimed by OmniSky or any end users as non-complying Product and returned to Tellus thereafter for repair or replacement but of


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     which Tellus finds no defect. All the repair and replacement for NDF
     Product, including without limitation all relevant costs of transportation and documentation and all related engineering work and materials, shall be the responsibility of Tellus for the first 0.25% of aggregate shipments and shall be the responsibility of OmniSky for all NDF Product above 0.25% of aggregate shipments. In the event that OmniSky and Tellus, after testing all such NDF Product, disagree on such designation, then the Parties shall mutually agree on an independent third party to test all such disputed units and such independent third party's test results shall be accepted without challenge by the Parties.

(c) During the term of this Agreement, Tellus shall maintain in force product liability insurance on the Product.

(d) EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 5, TELLUS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6 ENGINEERING CHANGES; OUT OF WARRANT REPAIR
--------------------------------------------------------------------------------
(a) Tellus agrees to repair any out-of-warranty Product that OmniSky may elect to have repaired by Tellus and which Tellus deems repairable for a period of at least one (1) year following the termination of this Agreement. The cost to OmniSky for such repair by Tellus shall be negotiated at the time of order placement but will not exceed the original price for the Product plus actual material cost required for the repair.

(b) Any upgrades or engineering changes after the delivery of Product to OmniSky are the responsibility of OmniSky. Should these upgrades, engineering changes or rework be performed by Tellus upon the request of OmniSky, OmniSky shall bear the cost of transportation, documentation and all related engineering work and material necessary in accordance with Tellus' regular time and materials rates.

ARTICLE 7 INDEMNITIES
--------------------------------------------------------------------------------
(a) INDEMNIFICATION BY TELLUS. Tellus shall defend, indemnify and hold harmless OmniSky and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any breach of this Agreement by Tellus; and (ii) any claim, suit or proceeding brought against OmniSky which alleges that the Tellus Intellectual Property Rights and/or Tellus Know-How infringe upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product. As a condition to such defense, OmniSky will provide Tellus with prompt written notice of the claim and permit Tellus to control the defense, settlement, adjustment or compromise of any such claim. OmniSky may employ counsel at its own expense to assist it with respect


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     to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either Tellus or its counsel or because Tellus does not assume control, Tellus will bear the expense of such counsel. OmniSky shall have no authority to settle any claim on behalf of Tellus.

(b) Tellus shall have no obligation under subsection (a)(ii) above to the extent any claim of infringement or misappropriation results from: (i) use of the Product in combination with any other Product, end item, or subassembly if the infringement would not have occurred but for such combination; (ii) use or incorporation in the Product of any design, technique or specification furnished by OmniSky, if the infringement would not have occurred but for such incorporation or use; or (iii) any claim based on OmniSky's use of the Product as shipped after Tellus has informed the OmniSky of modifications or changes in the Product required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Tellus' suggestions. Tellus shall not be liable hereunder for enhanced or punitive damages which could have been avoided or reduced by actions within the control of OmniSky.

(c) THE FOREGOING PROVISIONS OF THIS ARTICLE 7(a) and 7(b) STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF TELLUS AND THE EXCLUSIVE REMEDY OF OMNISKY AND ITS CUSTOMERS, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCT OR ANY PART THEREOF. TELLUS'S OBLIGATIONS UNDER THIS ARTICLE 7 ARE SUBJECT TO THE LIMITATIONS SET FORTH IN ARTICLE 8.

(d) INDEMNIFICATION BY OMNISKY. Omnisky shall defend, indemnify and hold harmless Tellus and its officers, directors, employees, shareholders, customers, agents, successors and assigns from and against any and all loss, damage, settlement, costs or expense (including legal expenses), as incurred, resulting from, or arising out of (i) any breach of this Agreement by OmniSky; and (ii) any claim, suit or proceeding brought against Tellus which alleges that the OmniSky Intellectual Property Rights and/or OmniSky Know-How infringe upon, misappropriates or violates any patents, copyrights, trademarks or trade secret rights or other proprietary rights of persons, firms or entities who are not parties to this Agreement where such unlawful activity is completely independent of the Product. As a condition to such defense and indemnification, Tellus will provide OmniSky with prompt written notice of the claim and permit OmniSky to control the defense, settlement, adjustment or compromise of any such claim. Tellus may employ counsel at its own expense to assist it with respect to any such claim; provided, however, that if such counsel is necessary because of a conflict of interest of either OmniSky or its counsel or because OmniSky does not assume control, OmniSky will bear the expense of such counsel. Tellus shall have no authority to settle any claim on behalf of OmniSky.

(e) THE FOREGOING PROVISIONS OF THIS ARTICLE 7(d) and 7(e) STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF OMNISKY AND THE EXCLUSIVE REMEDY OF TELLUS AND ITS CUSTOMERS, WITH RESPECT TO ANY VIOLATION OR INFRINGEMENT OF PROPRIETARY RIGHTS, INCLUDING BUT NOT LIMITED TO ANY PATENT, COPYRIGHT, TRADEMARK, BY THE PRODUCT



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     OR ANY PART THEREOF. OMNISKY'S OBLIGATIONS UNDER THIS ARTICLE 7 ARE
     SUBJECT TO THE LIMITATIONS SET FORTH IN ARTICLE 8.

ARTICLE 8 LIMITATION OF LIABILITY AND EXCLUSION OF CERTAIN DAMAGES

(a) IN NO EVENT SHALL TELLUS BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR KIND WHATSOEVER, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF BUSINESS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROVISION OF PRODUCT HEREUNDER, OR OMNISKY'S USE OR DISTRIBUTION THEREOF.

(b) TELLUS' LIABILITY FOR DAMAGES HEREUNDER, INCLUDING ANY PAYMENTS MADE OR EXPENSES INCURRED, IF ANY SHALL NOT EXCEED IN THE AGGREGATE THE AMOUNTS PAID BY OMNISKY TO TELLUS HEREUNDER.

(c) IN NO EVENT SHALL OMNISKY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE OR KIND WHATSOEVER, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, OR LOSS OF BUSINESS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

ARTICLE 9 CONFIDENTIAL RELATIONSHIP

(a) Tellus and OmniSky (on behalf of themselves and their respective officers, employees and agents) shall use all reasonable efforts to keep confidential all Confidential Information acquired from the other Party, whether prior to or during the term of this Agreement, except as disclosure or use of such information is expressly permitted by this Agreement or by a writing signed by the Parties hereto. The term "Confidential Information" shall include all licensed technology, the terms and conditions of this Agreement, and any other information, technical data, know-how or show-how relating to the Product and maintained in confidence by a Party and disclosed to the other Party hereunder. All such Confidential Information shall be designated in writing by the disclosing Party as "confidential" or "proprietary" or, if disclosed orally, shall be designated as Confidential Information in writing forwarded to the receiving Party by the disclosing Party within thirty (30) days of the date of oral disclosure. Notwithstanding the foregoing, Confidential Information does not include any such information, technical data or know-how which:

     (i)   is or becomes part of the public domain without violation of this
           Agreement:

     (ii) is known and on record at a receiving party prior to disclosure by the disclosing party;

     (iii) is lawfully received from a third party without restriction; or

     (iv) is developed by a receiving party completely independently and without use of the disclosing party's Confidential Information.


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     Each Party agrees to maintain all written materials and comments relating to or containing Confidential Information obtained from the other Party (including all schematics sketches, drawings, reports and notes, and all copies and reproductions thereof) in confidence and to designate in writing the secret and confidential nature thereof and to use all necessary efforts to prevent the unauthorized use or reproduction thereof, including restriction of the disclosure to its employees of only such Confidential Information as is necessary to such employee's responsibilities in performing the acts required or contemplated by this Agreement. Notwithstanding the foregoing, with the prior written consent of the other Party either Party may disclose the existence of a vendor-customer relationship between the Parties, provided that such disclosing Party does not reveal the terms of this Agreement.

(b) Each Party acknowledges that in the event it breaches any of the provisions of this Article 9, the other Party may be irreparably harmed and may not have an adequate remedy at law. In the event of any breach or threatened breach of this Article 9, each Party shall be entitled to injunctive relief to enforce its rights hereunder, without being required to post any bond or other property.

(c) The obligations of the Parties under this Article 9 shall survive the term and termination of this Agreement for a period of five (5) years and shall remain in full force and effect regardless of the cause of any termination.

ARTICLE 10.    ADDITIONAL CLAUSES

(a) Interpretation. This Agreement shall be governed and construed in accordance with the laws of the State of California in the United States of America, including the California Commercial Code.

(b) Export Law. Both parties will comply with all import and export laws of the United States of America.

(c) Order of Precedence. Any export agreement entered into with the U.S. Government with respect to the subject matter hereof will have precedence over the terms and condition of this Agreement.

(d) Entire Agreement. Except as provided in Article 10(c), this Agreement constitutes the entire Agreement between the Parties and supersedes any prior written or oral agreement or understanding with respect to the subject matter hereof.

(e) Assignment. Neither party shall assign this Agreement, or any rights hereunder, to any third party, including an affiliated company or any successor who acquires substantially all of its assets and business, without the prior written consent of the other party, which in the case of an affiliated company in which OmniSky has at least a 20% equity interest or a successor shall only be withheld in the situation where the other party is reasonably construed to have a conflicting business relationship with such third party.


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(f)  Waiver. The waiver of a breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

(g) Invalidity of Provisions. Should any provision of this agreement be invalid, such invalidity will not affect the validity of the remaining provisions.

(h) Legal Fees. The prevailing Party in any legal action brought by one Party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its reasonable expenses incurred thereby, including actual court costs and reasonable attorneys' fees.

(i) Notices. All notices or other communications required or permitted hereunder shall be in English and shall be deemed communicated on the date received at the address set forth below, or at such other address as to which such party shall give written notice hereunder. In the absence of specific notification, acceptance of any notice shall be deemed to have occurred ten (10) days after being communicated.

     TELLUS TECHNOLOGY INC.           OMNISKY SYSTEMS INC.
     Attention: Sales Manager         Attention: Jorge Pont, Product Manager
     40990 Encyclopedia Circle        101 Elwell Court
     Fremont, CA 94538-2470, USA      Palo Alto, CA 94306
     Phone # +1 (510) 498 8500        Phone # +1-(650) 962-4308
     Fax #   +1 (510) 498 8540        Fax #   +1-(650) 962-4500

(j) Agency. Nothing contained in this Agreement is intended or shall be construed so as to constitute the Parties as partners, joint ventures or agents of each other.

(k) Arbitration. All disputes arising out of or in connection with this Agreement shall be finally settled by binding arbitration conducted under the then existing Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator appointed in accordance with such Rules. The place of the arbitration shall be San Francisco, California, USA and the arbitration proceedings shall be conducted in the English language. Judgment upon awards or orders for enforcement may be entered by all courts to which an award is presented and execution may be had in accordance with the law of execution generally applied in the countries where enforcement is sought.

(l) Survival. The provisions of Articles 5, 6, 7, 8, 9 and the relevant provisions of this Article 10, together with any OmniSky payment obligations, shall survive the termination of this Agreement.

(m) Force Majeure. Nonperformance (except for the need to make payments) by either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquake, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control of and not caused by the negligence of the non-performing Party.



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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by and through their duly authorized representatives on the dates specified below.

TELLUS TECHNOLOGY INC.                       OMNISKY, INC.

/s/ GREGORY S. ELLIS                         /s/ BARAK BERKOWITZ
----------------------------                 ----------------------------
Signature                                    Signature

Gregory S. Ellis                             Barak Berkowitz
----------------------------                 ----------------------------
Name (Print)                                 Name (Print)

VP, Bus Dev                                  President
----------------------------                 ----------------------------
Title (Print)                                Title (Print)

11 May 00
----------------------------                 ----------------------------
Date                                         Date


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
                                   APPENDIX 1

                           PRELIMINARY SPECIFICATIONS

1.    SYSTEM

CDPD Device containing RF and Firmware compliant with CDPD 1.1 specifications and a physical interface compatible with [***] specification.

2.    HARDWARE

ENCLOSURE

Plastic Material TBD

Color/Texture TBD

Logos: Embossed OS logo on front and back of unit

Maximum Dimensions in mm are:

54.5mm wide
73.20 tall (from the connector to the antenna boss)
27.5mm thick

POWER SOURCE

The V230 will run primarily from its own internal rechargeable LI battery, for 1 day of use under normal conditions. Normal conditions are defined as power on for 12 hours with 90% sleep mode, 7% receiving, and 3% transmitting. A secondary power source will be a travel charger that plugs into the serial port at the bottom of the [***]. A third power source is expected to be the optional recharging/docking cradle that will be available from [***].

MEMORY

The device will contain [***] as its standard configuration (Must accommodate 2, 4 or 8 MB package). A [***] configuration will be available at the time of ordering. Flash contains software drivers, configuration tool, and customer supplied software if any.

BUTTONS & CONTROLS

There will be a on off switch in the form of a button on the top of the unit that powers the unit up or down when depressed for several seconds. Actual duration to be depressed TBD. The power button will have a second function, to be controlled by software, that when depressed will launch a particular application.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

LEDS

There will be 4 LEDs on the V230 indicating the follwing:

o    Network Connectivity

o    Transmitting

o    Battery

o    Message Waiting

BATTERY

The battery will be a single cell prismatic LI battery with a minimum capacity of 900 mAh. The battery will have a built in safety will attach to the PCB with a connector. Units will be built with a 1000-1200 mAh battery that have dimensions in mm of 48 x 33 x 8.5.

It is anticipated that within 6 months, a transition can be made to a 800 mAh battery that will have a thickness of 6mm.

I/O CONNECTORS

The V230C interface to the [***] is a standard PCMCIA connector without the actual PCMCIA interface.

ANTENNA

The V230 has a fixed 1/4 wave antenna (non detachable) that extends beyond the module footprint both to allow separation from the [***] and provide for good reception. This can be stowed while attached without substantially increasing the size of the device. The antenna must have 2 axis of motion so that it can point up while held in the hand or while on a table top.

The gain of the antenna is at least 0 dBi and no more than 4.7 dBi. The concept of an integrated patch antenna on a chip is attractive but needs experimentation before it can be released for commercial sale.

The antenna should also be rugged and durable, difficult to break and robust in a medium shock environment and tolerant of being bent.

POWER CONSUMPTION

5V DC

o    Sleep Mode - Less than 20mA

o    Receive-only Mode - 230mA

o    Transmit Mode - per specification

AGENCY MARKINGS

The V230 will meets all applicable FCC and Industry Canada emissions and health regulations and will be so marked on the underside label.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3.   TELLUS SOFTWARE

All software to operate and drive the V230 is contained on the V230 module itself. When the module is plugged in to the [***], the [***] detects the module, loads the application on the [***] and then cleanly and safely removes the application from the [***] as the module is deinstalled. The following software must include the following:

DRIVER

Palm OS Compatible

CONFIGURATION TOOL

The elements of the configuration will be determined. At a minimum, there should be 10 screens showing the following:

-    Window 1 - Basic Indicators

     -    RSSI

     -    Fuel Gage

     -    Service Provider

     -    RF Channel Number

     -    User defined parameters

-    Window 2 - Setup

     -    Network Selection

     -    Device Configuration

     -    Modem Configuration

-    Window 3 - Preferences

     -    Service Provider

     -    Password

-    Window 4 - Configuration

     -    NEI

     -    Primary DNS

     -    Secondary DNS

     -    Sleep Control

     -    Power Management Controls

     -    Network Provider

     -    SPNI

     -    Channel Hotlist


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   APPENDIX 2

                 ENGINEERING PROTOTYPE PRODUCT ACCEPTANCE TEST

The acceptance of the Engineering Prototype Product will be based on a LIMITED
Part 409 test.

Part 409 is part of the CDPD 1.1 Specification as published by the CDPD Forum dated January 19, 1995 that "details definitions, methods of measurement and minimum performance requirements" of CDPD mobile end stations ("M-ES") such as the Tellus V230C.

Passing this test assures that the Product will obtain service in any CDPD system that meets the compatibility requirements of the Standard. Compatibility is understood to mean "any mobile station is able to establish communications in any CDPD system in which it is authorized. Conversely, all CDPD mobile data base stations are able to establish communications with any M-ES."

The parameters to be tested include:

     Adjacent and Alternate Channel Selectivity
     RSSI
     RX BLER
     RX Sensitivity
     TX Power Level

Demonstrated compliance on the above parameters with Part 409 of the CDPD 1.1 Specification shall be considered as "acceptable".

In addition, Tellus will demonstrate the Engineering Prototype Product both seated in the [***] and attached by an extended cable to the [***]. This demonstration will consist of FTP or E-mail transmission/reception of files in two sizes: 10k and 100k.


[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.